Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q1 2026 Results Conference Call May 21, 2025 9:00 AM ET

CORPORATE PARTICIPANTS

Callie A. Tomasso, Vice President Investor Relations
Daniel S. Peyovich, President and Chief Executive Officer
H. Andrew DeFerrari, Senior Vice President and Chief Financial Officer

OTHER PARTICIPANTS
Alexander Waters, Analyst, BofA Securities, Inc.
Richard Choe Analyst, JPMorgan Securities LLC
Steven Fisher, Analyst, UBS Securities LLC
Frank G. Louthan, Analyst, Raymond James & Associates, Inc.
Sangita Jain, Analyst, KeyBanc Capital Markets, Inc.
Adam Robert Thalhimer, Analyst, Thompson Davis & Company, Inc.
Jean Veliz, Analyst, D.A. Davidson & Co.
Laura Maher, Analyst, B. Riley Securities, Inc.

MANAGEMENT DISCUSSION

Operator

Good day and thank you for standing by. Welcome to Dycom Industries, Inc. First Quarter 2026 Results Conference Call. At this time, all participants are in a listen-only mode. After the speakers' presentation, there will be a question-and-answer session. [Operator Instructions] Please be advised that today's conference is being recorded. I would now like to hand the conference over to Ms. Callie Tomasso, Dycom's Vice President of Investor Relations. Please go ahead.

Callie A. Tomasso
Vice President, Investor Relations, Dycom Industries, Inc.

Thank you, Operator, and good morning, everyone. Welcome to Dycom’s first-quarter fiscal 2026 results conference call. Joining me today are Dan Peyovich, our President & Chief Executive Officer, and Drew DeFerrari, our Chief Financial Officer.

Earlier this morning, we released our fiscal 2026 first-quarter results, along with certain outlook information. The press release and accompanying materials are available in the Investor Relations section of our website. Today's discussion will include forward-looking statements, made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect our expectations, assumptions, and beliefs regarding future events and are subject to risks and uncertainties that could cause actual results to differ materially. A detailed discussion of these risks and uncertainties is included in our filings with the SEC. Forward-looking statements are made as of today’s date, and we undertake no obligation to update them.

Additionally, we will reference certain non-GAAP financial measures during today’s call. Explanations of these measures and reconciliations to the most directly comparable GAAP measures can be found in our press release and accompanying materials.

With that, I will turn the call over to Dan Peyovich. Dan?

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Thank you, Callie, and good morning, everyone and thank you for joining us.

We delivered a strong start to fiscal 2026 and continued to make progress against the goals I outlined at the start of the year. I am pleased to report that we exceeded the high end of our guidance for the quarter on all metrics including revenue, Adjusted EBITDA and EPS.

Our first quarter revenue was $1.259 billion, a 10.2% increase over Q1 2025. Our Adjusted EBITDA was $150.4 million, representing 11.9% of revenues and an increase of 14.9% over Q1 2025. In addition, we repurchased 200,000 shares for $30.2 million during the quarter. As a result of our strong performance and our view of the market today, we are increasing our revenue expectations for the year to a range of $5.290 billion to $5.425 billion.

Despite the current macroeconomic uncertainty, we remain confident in the drivers of our industry and our ability to capitalize on the opportunities. This is evident in our record backlog of $8.1 billion, including a record $4.7 billion of next-12-month backlog. We’ve worked hard to diversify our customer base and the services we offer within the telecommunications and digital infrastructure space. This diversification buffers us from the impact of any single customer or program.

Underpinning each of these drivers and build programs is our service and maintenance business, which has grown significantly along with our revenue in recent years. These services provide consistency and stability as other customers programs ebb and flow. The nature of the work within this business, that is: day-to-day maintenance, restoration, as well as accommodating road moves and other infrastructure work, and extending networks into greenfield developments; when taken at scale, creates consistency in the volume of work and associated revenue and margin. Our growth in this business comes from maintaining newly installed plant from the FTTH builds as well as securing additional markets from our customers. The work is sustainable as the agreements are typically 2-4 years in duration and, as a reminder, we only include contracts up to their current expiration dates in our backlog. In short, our service and maintenance business provides a stable base of recurring revenue.

Our strategy is to build on our service and maintenance business while also capitalizing on other drivers, whether that is fiber-to-the-home deployments in urban, suburban and rural America, long-haul and middle mile networks, hyperscaler work inside-the-fence, wireless equipment replacements or other drivers.

We continue to layer these programs into our business in alignment with our growth strategy. It’s visible in the results from last year, it’s visible in the results this quarter, and it’s visible in the revised outlook we are providing for fiscal 2026. We’ve built Dycom to be resilient and nimble, and we believe we’ve differentiated ourselves in the industry.

The increasing TAM in our industry, combined with the speed and commitment with which our customers are planning and executing their strategic plans, means complexity has increased. And complexity favors Dycom.

Our customers demand certainty of delivery, they demand certainty of quality, and they want a partner they can trust every step of the way. Many customers have and continue to consolidate their vendors, shifting more and more work to proven partners with national reach. This shift, just like the increasing complexity of the work they need done, favors Dycom.

Transitioning to the broader economy, while recent tariff and international trade actions have created volatility and market uncertainty, we believe that the impact to Dycom, and to our customers’ current build plans, will be negligible. We continue to track this closely and have discussed it with many customers, telecommunications equipment manufacturers, and our equipment suppliers. While there will be cost increases in some equipment components that come from offshore, the bulk of the components in these builds are produced in the United States. Since labor represents the majority of build costs, tariff implications are diluted as a percentage of the overall build and as such, we are not anticipating an impact to our current builds. Specific to our equipment suppliers, while there are some tariff implications, we believe that the percentage increases are manageable without impacting our margins or our customers’ programs. Of course, the policies and actions around tariffs and international trade are fluid and there could be impacts different from what we anticipate today.

Importantly, against this backdrop, demand drivers in our business remain robust.

First, many of our customers recently reconfirmed or increased their fiber-to-the-home targets. As I shared during our last call, the increase in fiber-to-the-home passings is a key driver for our revenue growth and we delivered on that during the first quarter. We continue to see fiber-to-the-home ramping as many of these programs accelerate. While we added a number of new projects to our backlog this quarter, I would point to several notable awards with Verizon for both FTTH and maintenance work, with Windstream for both fiber-to-the-home and maintenance work, as well as fiber-to-the-home awards with Lumos.

Second, fiber demand related to data centers continues to grow. Opportunities to build long-haul and middle mile routes to meet the needs of AI infrastructure are increasing and we are underway and executing well on the Lumen overpull project. All the hyperscalers reiterated or increased their capex budgets and commitment to AI infrastructure on their most recent calls, and we continue to see these long-haul and middle mile networks as a significant addressable market over the long term. While this driver is still in its early days, we are pleased to have received a substantial multi-year award from an ISP for middle mile networks. We expect this recently awarded work to commence later this fiscal year with revenue ramping in fiscal 2027.

Beyond the opportunities for the long-haul and middle mile routes, we are seeing and have been in discussions to move “inside the fence” to work directly with hyperscalers. Generally, this work brings fiber from the meet-me vaults in the right-of-way directly into the data centers and includes connecting data centers via underground networks within clusters. These meet-me vaults are typically where the backhaul work we perform for our ISP customers terminates. We were notified of an award from a hyperscaler related to this work that will commence this year but is not yet in backlog. Entry into this scope further expands our TAM and provides another opportunity for us to leverage our skillset, add value directly for the hyperscalers, and further diversify our capabilities as a provider of digital infrastructure services.

Third, while the final construct of the BEAD program remains unknown, additional states have published subgrantee awards with a heavy lean toward fiber infrastructure. We continue to believe that there will be considerable opportunities for us in fiscal 2027, with the possibility of awards in the second half of this year. As we noted during our last call, we have not included revenue from BEAD in our updated financial outlook for fiscal 2026. Importantly, while the BEAD opportunity is significant, we believe the other drivers in our space provide robust, ongoing opportunities to support our continued growth in the years to come.

Fourth, we maintain our focus on our service and maintenance business and added meaningful awards this quarter. The day-to-day connection with our customers and our national footprint to serve these contracts enable further differentiation in the depth of our relationships and the scope and scale of our operations.

Lastly, our wireless equipment replacement work, both organic and from our acquisition last year, continues to deliver above expectations. While we are not updating specific wireless guidance for the fiscal 2026 outlook, we believe this work will well outperform the original expectations we gave at the close of the transaction and we have included this in our Q2 guidance and full year outlook.

I’d like to shift to discussing our progress on the goals I outlined at the start of the fiscal year. We remain focused on providing long-term value for our shareholders and long-term opportunities for our people.

Our approach to pursuits is consistent and disciplined, with backlog that properly balances risk and return profiles to create value for our shareholders. We’ve proven our ability to capitalize on the opportunity set, and that our customers value what Dycom brings, with record backlog this quarter and the new market awards across drivers I mentioned earlier.

Our teams continue their focus on improving free cash flow and, while our progress may not be linear, we expect to continue to improve our cash flow throughout the year.

In summary, we have a well-defined strategy, clear objectives and explicit metrics to track our progress along the way. We are investing with intention and getting the outcomes and returns we expect. We’ve demonstrated our ability to execute and capitalize on our strategy and on the increasing TAM in our industry. Despite some tariff and macroeconomic uncertainty, our customers are steadfast in their fiber-to-the-home and hyperscaler build programs and we continue to see multi-year opportunities for growth. We’ve expanded our services “inside the fence” with hyperscalers, opening us up to entirely new opportunities and further demonstrating the broad diversification of telecommunication and digital infrastructure verticals we serve. And we continue to deliver at a level that allows us to increase our revenue expectations for the year and, we believe, raises the bar in the industry.

I’d like to thank our nearly 16,000 teammates for their commitment to working safely every day, and for delivering another strong quarter. We believe our customers recognize the difference in working with Dycom, and we continue to work hard to earn their business every day as we pursue our vision to be the people connecting America.

With that, I’ll pass the call to Drew.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks Dan and good morning, everyone. We are pleased that we outperformed the high end of our expectations for Q1, delivering solid top-line and Adjusted EBITDA growth and margin expansion while also returning capital to our shareholders through share repurchases.

First quarter total contract revenues of $1.259 billion grew 10.2% over Q1 of last year. Revenues in the quarter were driven by continued execution of fiber-to-the-home programs, wireless activity, higher maintenance and operations services and initial revenue contribution from fiber infrastructure programs for hyperscalers.

Adjusted EBITDA of $150.4 million, or 11.9 % of contract revenues, increased 49 basis points as a percentage of contract revenues over Q1-25 and exceeded the high end of our expectations for the quarter.

Net income was $61.0 million and Diluted EPS was $2.09 per share, also exceeding the high end of our expectations. Results for the quarter included income tax benefits resulting from the vesting and exercise of share-based awards of $2.2 million, or $0.08 per share, compared to $5.9 million, or $0.20 per share, in Q1 last year.

We are pleased with the strength of our relationships and diversification across our customer base. We had one customer, AT&T, that exceeded 10% of total revenues. AT&T was at $325.1 million for the quarter. Customers exceeding 5% of total revenues for the quarter were Brightspeed, Charter, Comcast, Frontier, Lumen, Verizon and an unnamed customer.

This presentation of our customer base, combined with our annual revenue outlook, provides insight into our performance, balanced with attention to customer preferences and competitive considerations.

We had solid bookings across a broad range of customers in the quarter. Backlog at the end of Q1 was $8.127 billion, including $4.685 billion that is expected to be completed in the next 12 months.

Operating cash flows used in the quarter were $54.0 million supporting the growth in revenue and reflected seasonal uses of cash. The combined DSOs of accounts receivable and contract assets, net were 111 days, a reduction of 3 days sequentially from Q4-25. Strong cash flows remain a key focus area for the Company and we continue to see opportunities for improvement.

During the quarter we repurchased 200,000 shares of our common stock for $30.2 million. Generating solid shareholder returns is a priority, and we will remain opportunistic in our approach towards capital allocation.

We are closely monitoring the recent actions on tariffs and international trade. All of Dycom’s business operations are based within the United States, and while these actions have created volatility and market uncertainty, we believe that the impact to Dycom, and to our customers’ current build plans, will be negligible.

We are observing increasing momentum across industry drivers, creating significant opportunities for our Company. Building on our strong first quarter results and a favorable demand outlook, we are increasing our full year fiscal 2026 expected range of contract revenues. We now expect total contract revenues to range from $5.290 billion to $5.425 billion, representing a range of 12.5% to 15.4% total growth over the prior year.

For our Q2 of fiscal 2026 outlook, we expect contract revenues of $1.38 billion to $1.43 billion, Adjusted EBITDA of $185 million to $200 million, and Diluted EPS of $2.74 to $3.05 per share.

Additional financial outlook metrics can be found in the presentation materials posted to our IR website.

Operator, this concludes our prepared remarks. You may now open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] And our first question will come from Alex Waters from BofA. Your line is open.

Alexander Waters
Analyst, BofA Securities, Inc.

Hey. Good morning. Thanks so much for taking my question. Maybe first off, Dan, you noted the kind of strong performance of Black & Veatch. Is this more of a pull-forward of activity or have you seen kind of a larger opportunity set here?

And then secondly, just on the maintenance side. You've noted it a couple of times in your opening remarks, but could you help size that business for us for Dycom?

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Alex. On Black & Veatch, the wireless acquisition, that's a little bit of a pull-forward, but mostly ramping much quicker than expected. Work is going extremely well. The business is well integrated into our overall operations and excited about how they've done this quarter and the projection ahead.

On the maintenance side, absolutely. As I talked about, service and maintenance underpins the drivers in our business, certainly a core part of our strategy that goes back a long way. It really enables the other drivers, as you've seen. And if you look at our backlog, that growth is not only in service and maintenance, but across many drivers. So, very different today than maybe a few years ago. Recurring revenue, I think that's a very important point, longer term contracts. And even though in our backlog, we only project them until the end of the current agreement, it's quite common that we get to review those. So, that consistency when you take it at scale and the scale that we have across the entirety of the United States, across many, many customers, really gives us the embedded operations. And we can leverage that. We can leverage that into customer builds. We can certainly leverage that in opportunities. We leverage it in how we look at our labor and our labor force and our ability to respond ultimately to our customers' increasing demands.
You asked specifically about size. What I would say, we don't give specifics, Alex, but it's historically been over 50% of our business.

Alexander Waters
Analyst, BofA Securities, Inc.

Perfect. Thank you so much.

Operator

Thank you. Our next question will come from Richard Choe from JPMorgan. Your line is open.

Richard Choe
Analyst, JPMorgan Securities LLC

Hi. I wanted to follow up a little bit on the second quarter guidance. Is that the continuation of the strength from the wireless side or do you see new projects kind of ramping up and helping contribute to that?

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Richard. First, I talked last quarter about fiber-to-the-home builds and how they're ramping. Our customers, now I think the total, if you look back a little over a year, the total was over 45 million incremental passings that they've added. And as you've heard on many of our calls, we've been fortunate to be part of those programs that are increasing and also win new markets. So, Richard, as we look out over the years, certainly for Q1, those programs went a little bit quicker than we expected. And as we look towards the rest of the year, that certainly will be included in our outlook.

The second part is absolutely the wireless business. As I mentioned, it's going very well, integrating very well and ramping more quickly. So, that very much helped in our Q1 results. It's a very much part of our Q2 outlook and certainly the outlook for the full year.

Richard Choe
Analyst, JPMorgan Securities LLC

And you mentioned a little bit on the capex from your equipment suppliers and that being manageable. I know it could be a little confusing given all the changes we've kind of seen. But is there any potential or idea of maybe pulling forward some of the spending before the tariffs hit, or maybe it's too late? Any kind of thoughts there?

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

So, Richard, our strategy around the equipment that we purchase in order to do the work and, of course, as you know, our customers buy the bulk of what we actually install. But for our equipment manufacturers, it's always been something we've been very strategic about. As you saw coming through COVID, we were able to stay ahead of that from an equipment perspective, even when there were significant shortages and even then, when costs increased considerably for some of those pieces of equipment.

In this particular case, we feel really good about where we are. With the growth that we've had, we've been spending a lot of time projecting and working with our equipment manufacturers to make sure we can enable that growth. I would add, we do that on the labor side as well, right? We want to make sure that neither of those are going to impede our customers' big plans and aspirations.

So, we feel good about where we're at. The tariffs impacts are real, right, for things that are coming in from outside of the United States. We're in constant conversations with the manufacturers. When you look at it in the entirety, when you build up the whole model of what it cost to pass a home or to put in a foot of fiber on a long haul, it's a very small component. So, we feel that it's very manageable going forward, and feel good about the size of our current fleet and our ability to adapt to that.

Richard Choe
Analyst, JPMorgan Securities LLC

Great. Thank you.

Operator

Thank you. Our next question will come from Steven Fisher from UBS. Your line is open.

Steven Fisher
Analyst, UBS Securities LLC

Well, thanks. Good morning. Just a follow-up on some of the cost angles there. It was nice to see the year-over-year margin improvement. I guess, was there anything unusual with the costs this quarter, or mix, or execution that was contributing to that year-over-year growth? And just curious if there's any reason to think we won't see continued kind of year-over-year margin improvement for the balance of the year?

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Steven. First, operating leverage is what I would focus on. So, I talked about last quarter, we're very strategic about how we're investing in the business to make sure we can stay ahead of growth, make sure we can continue to deliver at the level that we've been delivering for our customers and the communities and certainly for our shareholders.

So, at times we're investing in the business, and it doesn't drop through and other times we're able to pass that through down to the bottom line. So, operating leverage is a big part of that increase. As we look forward towards the year, and I think Drew mentioned this a little bit, we do see opportunities for continued margin growth, working very hard to achieve that. And again, most of that would come from operating leverage.

We're always – I should note, we're always working on efficiencies of the business. So, I don't want that to be mistaken. We've spent a lot of time on safety, a lot of time on quality, a lot of time on production, really upped the training rigor across the business. Again, this all comes back to making sure we can stay ahead of labor and deliver the quality for our customers. But at the end of the day, if you think about our margin opportunities right now, the bulk is going to be for operating leverage.

Steven Fisher
Analyst, UBS Securities LLC

Great. And then it sounds like you reiterated your comments and message on BEAD, no change there. And it seems like this quarter and the guidance tells us that you really don't need BEAD to deliver double-digit growth since you don't have anything in your revenues for it. I'm just curious, what you're hearing on that program and how you see the importance of it for your business in the next couple of years, just in case, as the policy landscape evolves, if it gets further diminished. Just kind of want to –curious to see how you're thinking about it for the next couple of years.

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

I think you hit on the key message there. It's not in our outlook today. We – when you think about the other drivers, we think about the growth of our service and maintenance business that we've grown along with our revenue these past few years. And we feel really good about our growth prospects. We see that in the outlook for this year. And I think we feel good about opportunities that go well beyond this year regardless of BEAD.

That said, we continue to believe BEAD is going to be a real opportunity. Everybody is expecting to hear something probably in mid-June or July. So, hopefully by next quarter, we can provide a little bit more clarity. We're talking to the broadband offices weekly certainly. We're talking to many of the subgrantees and potential subgrantees constantly. There's still a lot of bullishness that a lot of fiber is going to get installed in rural America for the BEAD Program. But as I noted, really that's going to be calendar 2026, our fiscal 2027.

We'll continue to update, Steve, but I think the important takeaway is, it's really not needed for our current growth curve. We'd love to have it. We still think there's going to be plenty of rural opportunities with or without BEAD.

Steven Fisher
Analyst, UBS Securities LLC

Perfect. Thanks very much.

Operator

Thank you. Our next question will come from Frank Louthan from Raymond James & Associates. Your line is open.

Frank G. Louthan
Analyst, Raymond James & Associates, Inc.

Great. Thank you. Looking at your backlog, is the pace that you're working through the backlog change from how it's trended historically or things moving any faster? And can you give us an idea of the current organic growth rate? And what percentage of your backlog is – represents organic growth? Thanks.

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. The first part, Frank, I think just touching on backlog overall, I'd like to highlight is the diversification. So, across customers, across programs and across drivers, we do feel like we have a really good mix across multiple opportunities. And really, as we look forward towards potential growth in the future, more opportunity out there to continue that diversification. So, that's the first point I'd make on backlog.

As far as organic growth, I'll let Drew talk about that a little bit. But if I can just make a couple of points. One, we continue to see long-term opportunities for organic growth. Two, when you think about the businesses and the reason that we've really been highlighting our overall growth, when you think about the business, like the wireless business we recently acquired, we're investing huge amounts of capital into that business. We're growing it significantly. We're doing a lot of work to make that more efficient and more effective.

So, this isn't a situation where we're just adding another layer to the cake that came in operating a certain level and comes into the business. And I can tell you, when Drew and myself and the rest of the leadership team are having conversations, we don't differentiate internally about where we're going to invest. We're looking for the right kind of opportunities, with the right kind of returns for our shareholders. And whether it's organic or inorganic, it doesn't matter. The point is that all of those opportunities are growing.

So, we feel good about, like obviously, the overall growth this year, feel good about our opportunities for continued organic growth. And I’ll let Drew touch on any of the numbers.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yes, Frank, good morning. So, organic growth was slightly positive this quarter. We did disclose it, so you'll see that. And then if you recall from last quarter, I called out that last year, at the beginning of the year, we had a couple of customers that had a busier start and then they slowed later in the year. And so, we're lapping those quarters in the first and second quarter of this year. And so, we see opportunities for organic growth to continue to grow from here.

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Frank, I think you mentioned burn rate too, and apologies, I didn't hit that one. We still feel good about the pace of our business. So, we don't see any big changes there.

Frank G. Louthan
Analyst, Raymond James & Associates, Inc.

Okay. Great. Thank you.

Operator

Thank you. Our next question will come from Sangita Jain from KeyBanc Capital Markets. Your line is open.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Yeah. Thank you. Good morning. Thanks for taking my questions. So, one I have on your guidance raise. So, if we look at 1Q results and the 2Q guide, I'm wondering if that implies some conservatism in your full-year guidance range in the sense that you may not be factoring in the full impact of the extra week or if there's something else that we're missing? I know you referenced some pull forward.

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Hi. Good morning, Sangita. We certainly included the extra week in the year, and it's important to note. So, one, yeah, we've included the outperformance in Q1. We certainly looked at Q2. But as you look across the scope of our business, we have hundreds, in fact, thousands of projects. And of course, when we project that, we projected project by project. They don't all move in the same rate, in the same direction at the same time. So, we spent a lot of time about that. We feel really good about the growth and the increase in the outlook that we gave for the year, and the increase in the outlook for Q2. And believe, one, it's achievable and there's opportunities for our continued growth.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Great. And then a follow-up on your commentary around your expanded O&M business. Longer time, do you think that can reduce your capital intensity and be more like a free cash flow accretion event over time? How should we think about that?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Sangita, appreciate the question. So, free cash flow continues to be a priority for the company. Pleased that we had DSO improvement in the quarter. We work hard at that, and we'll continue to. We're not satisfied yet with where we're at there.

Just from a capex perspective, we did have a busier start to the year, or an active start to the year, I should say, around that. We do still see the range of total or net capex for the year in that $220 million to $230 million range. And we're working hard at the operating cash flow.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Great. Appreciate that. Thank you.

Operator

Thank you. Our next question will come from Adam Thalhimer from Thompson Davis. Your line is open.

Adam Robert Thalhimer
Analyst, Thompson Davis & Company, Inc.

Hey. Good morning, guys. Congrats on the beat.

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Thanks. Good morning.

Adam Robert Thalhimer
Analyst, Thompson Davis & Company, Inc.

Hey, Dan. I wanted to follow up on – you were talking kind of fast. It sounded like there were two incremental awards. One was for middle mile fiber for data centers, and one was for inside of the fence work for a hyperscaler customer. Were those both awarded after the quarter? And are they in the revenue guide?

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Adam, and good point. So, appreciate the opportunity to highlight it. So, the first one is for a customer other than Lumen. That's middle mile, our work to enable the AI infrastructure for hyperscalers. So different customer, great opportunity, multiyear. We're very excited to partner with the customer there. The second is – so that one is included in our backlog.

The second one, the inside-the-fence work that I talked about. The important point I was trying to make is this is a new opportunity set for us. It's work that we do all the time. But, you know, moving from the right-of-way and inside the fence, quite literally inside the fence into these data centers and data center clusters is a new scope. So, work that we know well. This really comes out of the evolution of us spending years now with the hyperscalers. And myself personally, of course, I spent a couple of decades working with the hyperscalers building these data centers.

So, things that we feel really good about, but it is a good opportunity set, and one that we hope to be able to expand in future years and certainly in future quarters. The reason I noted about the award itself is this one is just a little unique. We have an MSA for the work. They won't issue the PO technically until we're about to start. So that work is not included in backlog, but we do anticipate that work to happen this year.

Adam Robert Thalhimer
Analyst, Thompson Davis & Company, Inc.

Got it. And are you working inside of the walls of the data center or is it more connecting – when you look at a data center campus, that's more connecting the data centers within the campus?

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Absolutely. So typically, we're going to take the work that we do for the carriers to a vault in the right-of-way that we refer to as the meet-me vault. From that point is typically where our work ends. Again, that's on the carrier side. So, this is work that the carriers themselves would not typically do. Now, we're going to take it from that vault, actually inside the fence and ultimately inside the data centers to land. We won't be taking it in the data center halls, into the racks themselves, but we will – we will terminate inside the data center walls.

So, a good scope opportunity, and we also will connect data centers where they have multiple data centers in one cluster or on one set of sites. We have to connect those as well. So again, great opportunity for us, one that we're excited about and certainly appreciate the work that we've done and will continue to do for the hyperscalers.

Adam Robert Thalhimer
Analyst, Thompson Davis & Company, Inc.

All right. Great. Thanks for the color.

Operator

Thank you. [Operator Instructions] And our next question will come from Jean Veliz from D. A. Davidson. Your line is open.

Jean Veliz
Analyst, D. A. Davidson & Co.

Good morning and congrats on the quarter.

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Good morning. Thank you.

Jean Veliz
Analyst, D. A. Davidson & Co.

Regarding the Charter Cox acquisition, following the Verizon and Frontier acquisition, does that further – does further customer consolidation drive more business?

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

So, historically, and I think there's a little – you're breaking up just a little there, but I think you were talking about Verizon, Frontier and them crossing additional milestones. So typically, when we think about customer consolidation, that's been a positive for us. One, larger customers typically want a national player like us to be able to work across many of their locations. And two, anytime there is capital infusion and consolidation like that, generally speaking, there's going to be more opportunities, more investment overall. So, generally, yes, we think that's positive for us. Historically, it has been. And again, customers we've been working with for a long time and we're excited about their combination.

Jean Veliz
Analyst, D. A. Davidson & Co.

Great. Thank you. Appreciate the time.

Operator

Thank you. And our next question will come from Laura Maher from B. Riley Securities. Your line is open.

Laura Maher
Analyst, B. Riley Securities, Inc.

Hi. Thanks for taking the question.

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Good morning.

Laura Maher
Analyst, B. Riley Securities, Inc.

So, I was wondering, as it relates to government layoffs, have you seen this affect the approval process at all? And are you seeing any early benefits of deregulation?

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

So again, something that these days is quite fluid and we're following very closely. If you're referring to the potential for easing permitting, that would obviously be a positive for the industry. I think there are a lot of opportunities. We talk a lot about BEAD and some of the potential pullback. But, to your point, there are a lot of things that could further enable expansion for our customers. If you look at bonus depreciation in the latest bill, that would obviously be a positive for our customers. And they've talked about how that could increase spending. So, there are a lot of potential positives and we'll see how it plays out. Something we're watching closely every day.

Laura Maher
Analyst, B. Riley Securities, Inc.

Okay. Thanks. I'll pass it on.

Operator

Thank you. And that does conclude our question-and-answer session for today's call. I'd now like to turn the conference back to Mr. Dan Peyovich for any closing remarks.

Daniel S. Peyovich
President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. I'd like to thank everyone for joining us this morning and look forward to seeing you next quarter. Be safe and be well.

Operator

Thank you. And this does conclude our conference. Thank you for participating and you may now disconnect. Everyone, have a wonderful day.